Exhibit 99.1

iAnthus Announces Appointment of Replacement Interim Chief Executive Officer and Director and Provides Update on Recapitalization Transaction

NEW YORK and TORONTO, May 6, 2022 /CNW/ - iAnthus Capital Holdings, Inc. ("iAnthus" or the "Company") (CSE: IAN) (OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, announces the appointment of a replacement Interim Chief Executive Officer ("CEO") and member of the Company's Board of Directors (the "Board"), provides details of former Interim CEO, President and Director, Randy Maslow's separation agreement and provides an update with respect to its previously announced recapitalization transaction (the "Recapitalization Transaction").

Appointment of Robert R. Galvin as Interim CEO and Director

The Board has appointed Robert Galvin as Interim CEO and Director of the Company, effective immediately.  Mr. Galvin currently serves as the Company's Interim Chief Operating Officer and has held a number of executive positions with the Company and previously served as a member of the Board following the completion of the Company's transaction in February 2019 with MPX Bioceutical Corporation, where Mr. Galvin also served as a board member. Mr. Galvin has significant relevant experience having held operational, financial, and administrative executive leadership roles at both public and private companies prior to joining iAnthus.

"On behalf of the Company, we would like to welcome Bob Galvin to his expanded role and look forward to working closely with Bob as Interim CEO and Director of the Company," said independent directors Michael Muldowney and Diane Ellis.

Randy Maslow's Separation Agreement

On May 4, 2022, the Company announced that its co-founder, Randy Maslow, will resign from his executive positions with the Company, including all positions with the Company's subsidiaries and affiliates and from the Board and all committees of the Board, effective as of today, May 6, 2022 (the "Resignation Date"). In connection with Mr. Maslow's resignation, Mr. Maslow and the Company executed a separation agreement (the "Separation Agreement") pursuant to which Mr. Maslow will receive certain compensation and benefits valued to substantially equal the value of entitlements he would have received under Section 4(g) of his Employment Agreement1. Mr. Maslow will receive a lump sum cash payment on the Resignation Date and cash installments over the next eight-month period, which may be accelerated upon the occurrence of certain events.  Further, Mr. Maslow agreed to relinquish all entitlements to his restricted stock units under the contingent long-term incentive plan that was announced on January 7, 2022. All terms of Mr. Maslow's separation were considered and approved by the Board and the Board determined that such terms comply with applicable laws, including laws applicable to related party transactions.2 As previously disclosed, Mr. Maslow will continue to serve the Company in a consulting role for a period of six months following the Resignation Date.

Update to the Recapitalization Transaction – Maryland and Florida Approved

On April 1, 2022, the Maryland Medical Cannabis Commission approved the proposed change of ownership and control of the Company's wholly-owned subsidiary, S8 Management, LLC ("S8"), contemplated by the Recapitalization Transaction.  S8 currently controls four licensed entities in Maryland through management services agreements.

On November 4, 2021, the Company announced that the Florida Department of Health, Office of Medical Marijuana Use (the "OMMU"), by notice dated October 29, 2021, approved the variance request (the "Variance Request") filed by the Company's subsidiary, McCrory's Sunny Hill Nursery, LLC ("McCrory's"), to approve the prospective change of beneficial ownership of McCrory's contemplated by the Recapitalization Transaction.  Subsequently, on December 9, 2021, iAnthus announced that, on November 19, 2021, Michael Weisser, Benjamin Pollara and Florida for Care, Inc., a not-for-profit corporation representing members including qualified Florida medical marijuana patients, filed a Petition for Formal Administrative Hearing (as amended, the "Petition") with the OMMU, challenging the OMMU's approval of the Variance Request and requesting a formal administrative hearing before an administrative law judge ("ALJ") at the Florida Division of Administrative Hearings.  The OMMU informed the Company that, as a result of the filing of the Petition challenging the agency's decision within the permissible challenge period, the OMMU's prior approval is not an enforceable final agency order until there is a final resolution of the Petition and a final agency order is rendered.  On May 4, 2022, the OMMU issued a final agency order, accepting the recommendation of the ALJ and dismissing the Petition.

The Company continues to seek the remaining regulatory approvals in Massachusetts, New Jersey, and New York.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward-Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company's reports that it files from time to time with the U.S. Securities and Exchange Commission ("SEC") and the Canadian securities regulators, which you should review including, but not limited to, the Company's most recent Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as "will", "could", "plan", "estimate", "expect", "intend", "may", "potential" "believe", "should" and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations, changes to the composition of the Company's Board and its management, and the timing and outcome of the closing of the Recapitalization Transaction, the Q1 Filing and the public filing of the Separation Agreement.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor The Securities Exchange Commission have reviewed, approved or disapproved the content of this news release.

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1	Mr. Maslow's employment agreement, as amended, is incorporated by reference to Exhibit 10.5 and Exhibit 10.6 to iAnthus' Form 10-K filed with the U.S. Securities and Exchange Commission on March 18, 2022 and are available at https://www.sec.gov/edgar/.
2	The Company expects to file its financial statements for the quarter ended March 31, 2022 and associated Management's Discussion and Analysis of Financial Condition and Results of Operations (together the "Q1 Filing") on or before May 16, 2022. The Q1 Filing will include additional information with respect to the Separation Agreement.

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SOURCE iAnthus Capital Holdings, Inc.

View original content: http://www.newswire.ca/en/releases/archive/May2022/06/c9997.html

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For further information: Corporate/Media/Investors: Julius Kalcevich, CFO, iAnthus Capital Holdings, Inc., 1-646-518-9411, investors@ianthuscapital.com

CO: iAnthus Capital Holdings, Inc.

CNW 08:59e 06-MAY-22